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                                                                     EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

                                                                  Subsidiary State of
                                                  Percent of         Incorporation or
       Parent               Subsidiary            Ownership          Organization
       ------               ----------            ---------          ------------
MSB Financial, Inc.  Marshall Savings Bank, FSB      100%              Federal